EXHIBIT 12

                      PEOPLES BANCORP INC. AND SUBSIDIARIES
                              COMPUTATION OF RATIOS

RETURN ON AVERAGE STOCKHOLDERS' EQUITY               Net income/Average
                                                     stockholders' equity

RETURN ON AVERAGE ASSETS                             Net income/Average assets

NET INTEREST MARGIN                                  Fully tax equivalent net
                                                     interest income/Average
                                                     earning assets

NON-INTEREST LEVERAGE RATIO
                                                     (Non-interest income less
                                                     securities and asset
                                                     disposal gains and/or
                                                     losses)/(Non-interest
                                                     expense less intangible
                                                     asset amortization)

EFFICIENCY RATIO                                     (Non-interest Expenses less
                                                     intangible asset
                                                     amortization)/(Fully
                                                     tax equivalent net interest
                                                     income plus non-interest
                                                     income securities and asset
                                                     disposal gains and/or
                                                     losses)

AVERAGE STOCKHOLDERS' EQUITY TO AVERAGE ASSETS       Average stockholders'
                                                     equity/Average assets

AVERAGE LOANS TO AVERAGE DEPOSITS                    Average gross loans/Average
                                                     deposits

DIVIDEND PAYOUT RATIO                                Dividends declared/Net
                                                     income

NONPERFORMING LOANS AS A                             (Nonaccrual loans plus
PERCENTAGE OF PERIOD END LOANS                       loans past due 90 days or
                                                     greater plus end loans
                                                     renegotiated loans)/Gross
                                                     loans net of unearned
                                                     interest

NONPERFORMING ASSETS AS A                            (Nonaccrual loans plus
PERCENTAGE OF PERIOD END LOANS                       loans past due 90 days or
                                                     greater plus renegotiated
                                                     loans plus other real
                                                     estate owned)/Total assets

ALLOWANS FOR LOAN LOSSES TO PERIOD                   Allowance for loan losses/
END TOTAL LOANS                                      Gross loans net of
                                                     unearned interest

TIER 1 CAPITAL RATIO                                 Stockholders' equity less
                                                     intangible assets and
                                                     securities mark-to-market
                                                     capital reserve ("Tier 1
                                                     Capital")/Risk adjusted
                                                     assets

TOTAL CAPITAL RATIO                                  Tier 1 Capital plus
                                                     allowance for loan losses/
                                                     Risk adjusted assets

TIER 1 LEVERAGE RATIO                                Tier 1 Capital/Quarterly
                                                     average assets

CASH DIVIDENDS PER SHARE                             Cash dividends paid/Common
                                                     shares outstanding at date
                                                     of declaration

BOOK VALUE PER SHARE                                 Total stockholders' equity/
                                                     Common shares outstanding
                                                     at quarter-end

TANGIBLE BOOK VALUE PER SHARE                        (Total stockholders' equity
                                                     less goodwill and other
                                                     intangible assets)/Common
                                                     shares outstanding at
                                                     quarter-end

TANGIBLE CAPITAL RATIO                               (Total stockholders' equity
                                                     less goodwill and other
                                                     intangible assets)/ (Total
                                                     assets less goodwill and
                                                     other intangible assets)